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                                                                 EXHIBIT 10.22


                                LICENSE AGREEMENT

     This Agreement is made as of the 5th day of February 1998, by and between COMMODORE SEPARATION TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of Delaware ("Commodore"), and Maryland Environmental Service, an agency and instrumentality of the State of Maryland ("MES").

                                    RECITALS:

     WHEREAS, Commodore owns certain Proprietary technology related to a supported liquid membrane device and process which uses a liquid membrane support, diluent mixtures, membrane temperature gradients, carrier solutions, and other proprietary processes for which Commodore has filed one or more patent applications with the United States Patent and Trademark Office, which are described on Schedule A hereto which is incorporated by reference herein; Commodore also owns proprietary know-how and other proprietary information related to its supported liquid membrane device and process; (all of the foregoing proprietary technology, know-how and information is hereinafter referred to as Commodore's "Supported Liquid Membrane Technology"); Commodore's Supported Liquid Membrane Technology has the ability to process wastewater and separate and/or remove from the wastewater metals such as chromium; and

     WHEREAS, Commodore has developed proprietary equipment ("Proprietary Equipment") which incorporates and actuates the Supported Liquid Membrane Technology for processing wastewater and for separating and removing chromium; Commodore has also developed certain computer software, including source code and object code (the "Software") which operates and controls the Supported Liquid Membrane Technology and the Proprietary Equipment in combination with other non-proprietary equipment. The Proprietary Equipment and the Software are also described on Schedule A hereto and, together with the Supported Liquid Membrane Technology, are hereinafter collectively referred to as "Intellectual Property");

     WHEREAS, MES operates leachate treatment facilities ("Leachate Treatment Facilities") at the Dundalk Marine Terminal at the Port of Baltimore, Maryland ("Dundalk Marine Terminal") at which it must, inter alia, remove chromium from leachate before discharging the leachate;

     WHEREAS, pursuant to an Equipment Lease of even date herewith between the parties hereto (the "Equipment Lease") MES has agreed to lease certain equipment (the "Equipment") and by this Agreement, MES has agreed to license the Intellectual Property described on Schedule A hereto from Commodore under the terms and conditions of this Agreement for the purpose of separating and removing chromium from the leachate generated by MES at the Dundalk Marine Terminal Leachate Treatment Facilities; Commodore is willing to (i) lease the Equipment to MES pursuant to the Equipment Lease (subject to certain non-disclosure and other provisions) and (ii) license its Intellectual Property with a right to use it with the Equipment to MES, all in accord with the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and for and in consideration of the terms and conditions hereinafter set forth, and intending to be legally bound, the parties hereto agree as follows:



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                                   ARTICLE I

         1.1 Recitals. The foregoing recitals are incorporated herein as if set forth at length.

                                   ARTICLE II

                        License of Intellectual Property

         2.1 License. Subject to the terms and conditions of this Agreement, Commodore hereby licenses to MES (sometimes hereinafter referred to as the "Licensee"), and MES hereby licenses from Commodore, for "Use" exclusively at the Dundalk Marine, Terminal Leachate Treatment Facilities, the right and license to Use the Intellectual Property. For purposes of this Agreement, "Use" shall mean and include the right to use, but not to sublicense, the Intellectual Property hereby licensed together with the Equipment leased by Commodore to MES by an Equipment Lease of even date herewith, solely for the purpose of separating and removing chromium from the leachate generated by the Dundalk Marine Terminal Leachate Treatment Facilities; MES shall not use or commercially exploit the Intellectual Property for any other purpose without the express written consent of Commodore which consent Commodore may withhold for any reason or for no reason.

         2.2 Improvements and Modifications. Commodore also hereby licenses to MES, solely for the purposes stated in Section 2.1 hereof, all improvements or modifications to the Intellectual Property described on Schedule A hereto developed by Commodore (if any) and, for purposes of this Agreement, "Intellectual Property" shall include all improvements and modifications thereto developed by Commodore. Provided, that if any such improvements or modifications include Proprietary or non-proprietary equipment or hardware, MES shall exclusively bear the cost of same. Commodore shall sell such equipment or hardware to MES on terms no less favorable that it sells it to other third parties. Provided, that nothing in this Agreement shall be construed to obligate MES to license such improvements or modifications, to pay for the cost of same, if it does not desire to license such improvements or modifications.

         2.3 (a) Infringement. MES shall promptly notify Commodore of any alleged infringement of the Intellectual Property described in Article II hereof of which MES becomes aware.

                  (b) Commodore, as the owner of such Intellectual Property, shall have the exclusive right, but shall not be obligated, to commence suit for any such infringement of such intellectual property, and MES agrees that Commodore, with the prior approval of the Attorney General of the State of Maryland, may cause MES to join it as a plaintiff to any such suit. The cost of any such infringement action commenced by Commodore, including all out-of-pocket expenses incurred by MES as a result of its participation in such action, shall be borne by Commodore and Commodore shall promptly reimburse MES its out-of-pocket costs upon demand by MES, but in no event later than thirty (30) days following such demand by MES. Any recovery or damages awarded in such action shall be applied, first to reimbursement of MES out-of-pocket litigation costs and fees, and second, to the reimbursement of Commodore litigation


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costs and fees, and the balance of such recovery or damages, if any, shall be retained by Commodore.

                  (c) If within two (2) months after notice by MES to Commodore, Commodore has been unsuccessful in persuading the alleged infringer to desist and has not brought an infringement action, or if Commodore notifies MES at any time of its intention not to bring suit against the alleged infringer, or to discontinue any suit commenced against an infringer, MES shall have the right, but shall not be obligated, to commence suit for such infringement, or to continue to prosecute the existing suite as the case may be, and MES may, in such suit, use the name of Commodore as a party plaintiff and/or may cause Commodore to join it as a party to such suit and/or MES may substitute itself as the party plaintiff/successor to Commodore, as the case may be. The cost of any such infringement action commenced and/or continued by MES shall be borne by MES. Any recovery or damages awarded in such action shall be applied, first, to the reimbursement of MES litigation costs and fees, and the balance of such recovery or damages, if any, shall be retained by MES.


                                    ARTICLE III

                         Royalty Payments/Consideration

         3.1 Royalty. For the Intellectual Property licensed pursuant to this Agreement, MES shall pay to Commodore and Commodore agrees to accept a royalty of Ten ($10.00) Dollars.

                                   ARTICLE IV

                                 Indemnification

         4.1 Obligation of MES to Indemnify. Provided that Commodore is not in default of its obligations under this Agreement, MES shall indemnify and hold harmless Commodore and its predecessors, successors and assigns and their respective agents, servants, employees, officers, directors, and members (collectively, the "Indemnitees"), from and against any and all losses, liabilities, damages or deficiencies (including interest, penalties and reasonable attorneys' fees) arising out of or due to any breach of any of the representations, warranties, covenants or undertakings (whether or not so captioned) of MES contained in this Agreement or in any document, certificate or schedule annexed hereto or delivered to Commodore pursuant to this Agreement or contained in the Equipment Lease of even date herewith between the parties hereto. (This indemnification undertaking does not extend to or cover actions or claims arising in tort and which are not from a breach of this Agreement.)

         4.2 Obligation of Commodore to Indemnify. Provided that MES is not in default of its obligations under this Agreement, Commodore shall indemnify and hold harmless MES and its successors and assigns and its respective agents, servants, employees, officers, directors and shareholders (collectively, the "Indemnitees"), from and against any and all losses, liabilities, damages or deficiencies (including interest, penalties and reasonable attorneys' fees) arising out of or due to any breach of any of the representations, warranties, covenants or undertakings (whether or not so captioned) of Commodore contained in this Agreement or in any document,

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certificate or schedule annexed hereto or delivered to MES pursuant to this
Agreement or contained in the Equipment Lease of even date herewith between the parties hereto. (This indemnification undertaking does not extend to or cover actions or claims arising in tort and which are not from a breach of this Agreement.)

     4.3 Notice to Indemnifying Party. Promptly after the receipt by the party ("Indemnitee") hereto of formal notice of any claim or the commencement of any action or proceeding giving rise to a right to indemnity, such Indemnitee shall, if a claim with respect thereto is to be made against any party or parties, as the case may be, obligated to provide indemnification ("Indemnifying Party") pursuant to Article IV hereof, give such indemnifying Party written notice of such claim or the commencement of such action or proceeding. Such notice shall be a condition precedent to any liability of the Indemnifying Party under the indemnification agreements contained herein. In any event, the Indemnitee, the Indemnifying Party and their counsel shall cooperate in the compromise of, or defense against, any such asserted liability and both the Indemnitee and the Indemnifying Party shall have the right to participate in the defense of such asserted liability and neither may settle or compromise any claim over the objection of the other.

         4.4 Setoff. With respect to any indemnity claim made by an Indemnitee, in the event that such Indemnitee suffers any loss, liability, damages or deficiencies (including interest, penalties and reasonable attorneys' fees) arising out of or due to any breach of any of the representations, warranties or covenants or undertakings (whether or not so captioned) of the other (i.e., the Indemnitor) contained in this Agreement or in any document, certificate or schedule annexed hereto, and provided said Indemnitee gives notice to the other in accordance with Section 4.3 of this Agreement, then said Indemnitee shall be entitled to withhold payment of and/or set-off any monies or in-kind payment to the extent of such indemnifiable loss which it owes or may hereafter become liable to pay to said other party under this Agreement.

                                    ARTICLE V

                                  MES Covenants


         MES hereby covenants and agrees that:

         5.1 Work Product. For a period beginning with MES's first exposure to Commodore's Intellectual Property or beginning on the effective date hereof, whichever first occurs, and expiring ten (10) years from the expiration of this Agreement (i) Commodore shall have and, except as hereinafter provided, exclusively own the sole proprietary interest in any Work Product of MES or its employees (as hereinafter defined) or any Other Confidential Information as hereinafter defined relating to Commodore's Intellectual Property or Proprietary Information (as hereinafter defined), and (ii) except as hereinafter provided, MES hereby expressly, irrevocably and perpetually transfers and assigns exclusively to Commodore or its designee, all rights to, title and interest in, any such MES Work Product. For purposes of this Agreement, the term "Work Product" means and refers to any and all ideas, inventions, know-how, copyrights, patents, trade secrets, improvements, modifications, sketches, models and all documents thereto, any other work product and/or intellectual property developed by MES either solely or jointly with others, where said MES's Work Product relates to the intellectual Property hereby licensed or Commodore's




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     Proprietary Information, or where said Work Product is developed wholly or partly with the use of Commodore's time, material, personnel, facilities, Intellectual Property or Proprietary Information and MES further agrees, immediately upon discovery, to disclose any and all such Work Product to Commodore without delay. MES shall, from time to time as requested by Commodore; take all appropriate steps to establish or document Commodore's ownership in and place Commodore in possession of such Work Product, including but not limited to, the execution of appropriate copyright and/or patent applications or assignments, and MES agrees not to disclose any knowledge of the existence and contents of such Work Product herein unless and until released in writing by Commodore from such obligations. All such MES's Work Product shall automatically be and become Proprietary Information of Commodore. For purposes of this Agreement, "Other Confidential Information" means and refers to drawings, blueprints, other reproductions, models, patterns, samples, devices or parts thereof, data, data sheets, data books, reports, client lists, any information provided by Commodore, or any other object or document developed for Commodore's Intellectual Property or Proprietary Information. All such information, in addition to MES's Work Product, shall be confidential. Provided, however, that with respect to MES' Work Product which would be considered a "public record" within the meaning of
Section 10-617(d) of the State Government Article of the Annotated Code of Maryland (the "Maryland Code") or which would be considered a record which must be archived pursuant to subtitle V of the Maryland Code, then MES may own the documentary material embodying such Work Product but (i) the intangible Work Product referred to or contained within that documentary material shall nonetheless be considered "Commercial Information" within the meaning of
Section 10-617(d) of the Maryland Code and (ii) Commodore shall nonetheless own the intangible Work Product referred to or contained within that documentary material.

         5.2 Non-Disclosure.

         (a) It shall hold in strict confidence all of Commodore's Intellectual Property, Other Confidential Information, and other Proprietary Information, including MES Work Product, and all Other Confidential Information, and any information, either written or oral, originated by or peculiarly within the knowledge of Commodore and MES agrees it will disclose any of the foregoing within its own organization only to its employees or authorized contractors who are (i) directly assigned to work within the scope of this Agreement, (ii) have a bona fide need to know and use such Intellectual Property, Other Confidential Information and (iii) have executed an agreement with MES prohibiting the unauthorized use, duplication and disclosure of all such information in accordance with this Agreement. Without limiting the generality of the foregoing, MES will exercise no less care to safeguard such Information acquired from Commodore than MES exercises in safeguarding its own competitive sensitive or proprietary information.

         (b) It will not disclose, duplicate or use any such information acquired from Commodore, in whole or in part, for any purposes other than those expressly permitted herein. MES agrees that it will not disclose any such information to any third party, commercially exploit in any manner whatsoever, or use same for its benefit or the benefit of any third party without the express written consent of Commodore. MES shall not perform or permit others to perform decompilation, disassembly or reverse engineering of any items of such Information disclosed hereunder. Violation of the terms of this Paragraph shall be cause for appropriate injunctive relief to stop such unauthorized disclosure, in addition to any other available legal or equitable remedy.





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The foregoing restrictions on MES's disclosure and use of such information acquired from Commodore shall not apply to information;

          (i)  known to MES prior to receipt from Commodore;

          (ii) which is in public knowledge, or becomes so, without breach of MES's obligations hereunder or the breach of MES's agents, servants, employees of contractors;

         (iii) rightfully acquired by MES prior to the time of disclosure hereunder from a third party without restriction on disclosure or use;

          (iv) disclosed by Commodore to an unaffiliated third party without restriction on disclosure or use,

          (v) independently developed by MES without resort to Information provided by Commodore, or;

          (vi) as to which MES has received express written consent from an authorized officer of Commodore to disclose or use.

         (vii) except as otherwise provided, required to be disclosed by law, subpoena or court order. Provided, that should MES receive a demand for disclosure of any of Commodore's Intellectual Property, Other Confidential Information or other Proprietary Information, or should MES receive a subpoena or court order to produce same, it shall immediately notify Commodore of said demand, subpoena or court order to afford Commodore the earliest opportunity to interpose any objection to such demand, subpoena or court order.

         In the case of any of events (i), (ii), (iii), (iv), (v), (vi) or (vii) above, the removal of restrictions shall be effective only from and after the date of occurrence of the applicable event and shall only apply to the portion of Information which falls within the scope of such events.

         (c) It waives its right to argue that Commodore's Intellectual Property is not proprietary or confidential "Commercial Information" within the meaning of Section 10-617(d) of the State Government Article of the Annotated Code of Maryland or that it falls within any exception to non-disclosure allowed in subparagraph (b) of this Paragraph 7.3.

         5.3 Remedies. The parties agree to the reasonableness of the restrictions in this Article and otherwise contained in this Agreement and acknowledge that they have been negotiated at arms-lengths for fair and adequate consideration, that they are of the essence of Commodore's willingness to enter into this Agreement with MES and MES agrees that such restrictions shall be legally enforceable and shall not be challenged by MES in any court proceeding. MES agrees that Commodore's remedies at law for a breach of such restrictions will be inadequate and that, in connection with any such breach, Commodore will be entitled, in addition to any other available




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remedies, to temporary and permanent injunctive relief without the necessity of proving actual damage or immediate or irreparable harm. Notwithstanding the foregoing, if any court shall determine such restrictions to be unreasonable, the parties agree to the reformation of such restrictions by the court to limits which it finds to be reasonable and that MES will not assert that such restrictions should be elimimted in their entirety by such court or that this Agreement shall be nullified in its entirety.

         5.4 Applicable Laws. MES agrees to operate the Equipment and to carry on its business involving the Intellectual Property in accordance with all applicable laws, rules, regulations, orders or other requirements. Without in any way limiting the generality of the foregoing, and except as set forth in
Section 8.2 of the Equipment Lease, MES, at its sole cost and expense, hereby covenants and agrees to properly dispose of (i) all chromium (including total chromium) contained in the strip solution which cannot be resold or recycled
(ii) all chromium (including total chromium) contaminated sludge generated by the CST System (iii) all other hazardous substances contained in or mixed with the wastewater such as leachate or the strip solution and (iv) all components of the Equipment contaminated with any hazardous or toxic substances which are discarded during the term of this Agreement or, at Commodore's election, which MES does not exercise its option to purchase pursuant to Section 2.14 of the Equipment Lease.

                                   ARTICLE VI

                                Commodore Covenants

         6.1 Non-Disclosure.

         (a) Commodore agrees to hold in strict confidence all of MES's Intellectual Property, Other Confidential Information, and other Proprietary Information, including Commodore Work Product, and any information, either written or oral, originated by or peculiarly within the knowledge of MES and Commodore agrees it will disclose any of the foregoing within its own organization only to its employees or authorized contractors who are (i) directly assigned to work within the scope of this Agreement, (ii) have a bona fide need to know and use such Intellectual Property, Other Confidential Information and (iii) have executed an agreement with Commodore prohibiting the unauthorized use, duplication and disclosure of all such information in accordance with this Agreement. Without limiting the generality of the foregoing, Commodore will exercise no less care to safeguard such Information acquired from MES than Commodore exercises in safeguarding its own competitive sensitive or proprietary information.

         (b) Commodore agrees that it will not disclose, duplicate or use any such information CD acquired from MES, in whole or in part, for any purposes other than those expressly permitted herein. Commodore agrees that it will not disclose any such information to any third party, commercially exploit in any manner whatsoever, or use same for its benefit or the benefit of any third party without the express written consent of MES. Violation of the terms of this Paragraph shall be cause for appropriate injunctive relief to stop such unauthorized disclosure, in addition to any other available legal or equitable remedy.

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The foregoing restrictions on Commodore's disclosure and use of such information acquired from MES shall not apply to information;

          (i)  known to Commodore prior to receipt from MES;

          (ii) which is in public knowledge, or become so, without breach of Commodore's obligations hereunder or the breach of Commodore's agents, servants, employees of contractors;

         (iii) rightfully acquired by Commodore prior to the time of disclosure hereunder from a third party without restriction on disclosure or use;

          (iv) disclosed by MES to an unaffiliated third party without restriction on disclosure or use,

          (v) independently developed by Commodore without resort to Information provided by MES, or;

          (vi) as to which Commodore has received express written consent from an authorized officer of MES to disclose or use.

         In the case of any of events (i), (ii), (iii), (iv), (v), or (vi) above, the removal of restrictions shall be effective only from and after the date of occurrence of the applicable event and shall only apply to the portion of Information which falls within the scope of such events.

         6.2 Commodore covenants to make its representatives available for consultation and support of the Intellectual Property. All representatives will be billed to MES according to Commodore's standards schedule of rates for its employees and representatives at the rates shown on Schedule 8.2 attached hereto and incorporated by reference herein. MES shall have no obligation to pay any consultation fees provided pursuant to this section unless specifically authorized in advance by MES.


                                   ARTICLE VII

                     Commodore Warranties and Repsentations

         Commodore hereby represents and warrants that:

         7.1 No Infringement. To the best of its knowledge, information and belief, the Intellectual Property does not infringe any proprietary rights or interests of others.

         7.2 No Liens. It owns the Intellectual Property free and clear of any lien or encumbrance, or right or claim of any third party.

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                                 ARTICLE VIII

                                      Term

         8.1 Initial Term. Except as hereinafter provided in Section 8.3 and 9.3 hereof, this Agreement shall become effective on the day and date above written and continue in full force and effect for a minimum term of two years (the "Initial Term") from the Commissioning Date of the Equipment at Dundalk Marine Terminal as defined in the Equipment Lease between the parties hereto.

         8.2 Renewal. Either party may unilaterally terminate this Agreement at the expiration of the Initial Term by giving notice to the other party of its intention to do so at least 90 days prior to the expiration of the Initial Term In the absence of notice by either party to the other within 90 days of the expiration of the initial Term of their intention to terminate this Agreement, the Initial Term shall be deemed to be extended from year to year. Thereafter, either party may unilaterally terminate this Agreement at the end of any one (1) year renewal term by giving the other party at least 90 days prior written notice to the other whereupon this Agreement shall terminate upon the expiration of any such renewal term.

        8.3 Termination. This Agreement shall automatically and immediately terminate upon:

          (a) the expiration of the Initial Term or if not then terminated, upon expiration of any extension thereof in accordance with the
               Section 10.2 hereof;

          (b) at Commodore's option, a breach of this Agreement or the Equipment Agreement of even date herewith and a failure by MES to cure after 10 days written notice of said breach to MES.

          (c) the valid termination of this Agreement or the Equipment Lease for any other reason.

                                  ARTICLE IX

                                 Miscellaneous

         9.1 Inspection and Audit. The parties agree that Commodore may, upon reasonable advance notice, inspect MES's facilities at any time to verify the adherence to the terms of this Agreement. MES agrees that Commodore may, at its sole cost and expense, audit its books and records at any time, upon reasonable notice, to ensure compliance with this Agreement.

         9.2 Metering. The parties agree that Commodore may install a wastewater volume or flow metering device to measure the volume of water processed by its Intellectual Property hereby licensed and by the Intellectual Property sold to MES pursuant to the Equipment Lease, of even date herewith.

         9.3 Survival. Upon the expiration or termination of this Agreement for any reason, the parties hereto agree that all of the representations, warranties, terms, conditions, undertakings, covenants and promises (whether or not so captioned) contained herein by either one of them with respect to remedies, the covenants against competition, confidentiality, non-disclosure, indemnification, set-off, return of Intellectual Property and other similar terms and conditions

                                        9


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which would survive termination or expiration of an agreement of this nature in order to fully effectuate the intention of the parties shall survive and shall not be affected by said expiration or termination.


         9.4 Notices. All notices, requests, consents and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to be duly given if delivered personally or sent by telefax or by registered or certified mail (notices sent by telefax or mailed shall be deemed to have been given on the date received), as follows or to such other address as any party shall designate by notice in writing to the others in accordance herewith:
     (i) To: Commodore
               c/o James DeAngelis
               Commodore Separation Technologies, Inc.
               3240 Town Point Drive
               Suite 200
               Kennesaw, GA 30144

     (ii) To:  Maryland Environmental Service
               Attention: Director
               2011 Commerce Park Drive
               Annapolis, Maryland 21401-2911


         9.5 Entire Agreement. This Agreement (including the Schedules and Exhibits) contains the entire agreement among the parties. This Agreement shall be construed and interpreted in pari materia with the Property Equipment Lease of even date herewith between the parties hereto and supersedes all prior arrangements or understandings, written or oral, with respect thereto.

         9.6 Amendments. Any term or condition of this Agreement may be amended or modified in whole or in part at any time, to the extent authorized by applicable law, by an agreement in writing, authorized and executed in the same manner as this Agreement by the parties hereto. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power of privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity. The rights and remedies of any party arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.




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
         9.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         9.8 Exhibits. The Exhibits and other documents attached to or delivered herewith are hereby incorporated and made a part of this Agreement as if set forth in full herein.

         9.9 Drafting. No presumption shall operate in favor of or against any party in the construction or interpretation of this Agreement as a consequence of a party's responsibility for drafting this Agreement.

         9.10 Attorney and Professional Fees. Each party will pay his/her own attorney or professional fees in connection with this Agreement or settlement discussions leading to this Agreement.

         9.11 Recitals. The foregoing recitals are incorporated herein as if set forth at length.

         9.12 Captions. The captions of Sections hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

         9.13 Binding Agreement. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective designees, successors, agents, servants or employees, heirs and assigns.

         9.14 Choice of Law and Forum: Severability. This Agreement shall be governed by and construed in accordance with the laws of State of Maryland without regard to conflict of law rules.

         9.15 Access to Dundalk Marine Terminal. To the extent permitted by law, MES agrees to allow Commodore access to Dundalk Marine Terminal for the sole purpose of showing third parties the Equipment in operation. In order to enter Dundalk Marine Terminal, Commodore must first provide to MES the name of each individual for whom permission to enter is sought, along with the individuals' address, business affiliation, and such other information as MES may reasonably request. Commodore and its party may not enter Dundalk Marine Terminal until MES first provides permission, which permission shall not be unreasonably denied. MES may require that all persons entering Dundalk Marine Terminal first agree to release, hold harmless and indemnify MES, MPA, the State of Maryland, and all their officers and employees from liability for any injury or damage incurred as a result of the persons entering Dundalk Marine Terminal.

         9.16 Publication. Except as hereinafter provided, Commodore reserves the prior right to approve all publications or press releases by MES relating to the Intellectual Property or its performance which approval should not be unreasonably withheld. Provided, that this reservation shall not apply to any information which MES is obligated to report to the Maryland General Assembly or Executive Branch agency or which it must provide pursuant to a judicial or administrative order or subpoena.



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
         9.17 Removal. Upon termination of this Agreement, Commodore shall have a reasonable time within which to enter the site where the Intellectual Property is located and to remove the Intellectual Property.

         9.18 Data Sharing MES. MES covenants and agrees to share with Commodore on a timely and periodic basis all performance related data from the Equipment. Commodore covenants and agrees to pay for or reimburse MES for the reasonable cost of providing photocopies of such data, postage and other similar out-of-pocket expenses for same.


         IN WITNESS WHEREOF and intending to be legally bound, the said parties have hereunto set their hands and seals this 5th day of February, 1998.


Attest:                                 Commodore Separation Technologies, Inc.



/s/ Sandra M. Hodge                         By: /s/ Kenneth J. Houle
----------------------------                -----------------------------------
    Sandra M. Hodge                                 Kenneth J. Houle

Title: Executive Assistant                  Title: President and C.O.O.



Witness:                                     Maryland Environmental Service



/s/ Denise M. Russell                       By: /s/ James W. Peck
-----------------------------                  --------------------------------
                                                    James W. Peck

                                            Title: Director


Approved for legal form and
sufficiency this 4th day of
January, 1998

/s/ XXXXXXXXXX
----------------------------
Assistant Attorney General





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